EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2010

Subsidiary companies of Deere & Company are listed below.  Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *

Banco John Deere S.A.	Brazil
Chamberlain Holdings Limited	Australia
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Deere Receivables Corporation	Nevada
Farm Plan Corporation	Delaware
FPC Financial, f.s.b.	Federal
FPC Receivables, Inc.	Nevada
Industrias John Deere Argentina, S.A.	Argentina
John Deere Agri Services, Inc.	Delaware
John Deere Agricultural Holdings, Inc.	Delaware
John Deere Bank S.A.	Luxembourg
John Deere Brasil Ltda.	Brazil
John Deere Capital Corporation	Delaware
John Deere Cash Management S.A.	Luxembourg
John Deere Coffeyville Works Inc.	Delaware
John Deere Construction & Forestry Company	Delaware
John Deere Construction Holdings, Inc.	Delaware
John Deere Consumer Products, Inc.	Delaware
John Deere Credit Inc.	Canada
John Deere Credit Limited	Australia
John Deere Credit Mexico S.A. de C.V. Sofom, E.N.R.	Mexico
John Deere Credit OY	Finland
John Deere-Distribuidora de Titulos e Valores Mobiliarios Ltda.	Brazil
John Deere Financial Services, Inc.	Delaware
John Deere Forestry Group LLC	Illinois
John Deere Funding Corporation	Nevada
John Deere Iberica S.A.	Spain
John Deere India Private Limited	India
John Deere Insurance Company	Iowa

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John Deere International GmbH	Switzerland
John Deere (Jiamusi) Agricultural Machinery Co., Ltd.	China
John Deere Landscapes, Inc.	Delaware
John Deere-Lanz Verwaltungs-Aktiengesellschaft (99.9% owned)	Germany
John Deere Lawn & Grounds Care Holdings, Inc.	Delaware
John Deere Leasing Company	Delaware
John Deere Limited	Australia
John Deere Limited	Canada
John Deere Limited	United Kingdom
John Deere (Ningbo) Agricultural Machinery Co., Ltd.	China
John Deere Polska Sp. Zo.o	Poland
John Deere Receivables, Inc.	Nevada
John Deere S.A. de C.V.	Mexico
John Deere Thibodaux, Inc.	Louisiana
John Deere (Tianjin) International Trading Co., Ltd.	China
LESCO, Inc.	Ohio
Motores John Deere S.A. de C.V.	Mexico
Nortrax, Inc.	Delaware
Nortrax Investments, Inc.	Delaware
The Vapormatic Company Limited	United Kingdom
Waratah Forestry Equipment Canada Limited	Canada

*

Two hundred and six consolidated subsidiaries and forty-one unconsolidated affiliates, whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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